EXHIBIT U
                                                                      ---------



                           APN HOLDING COMPANY, INC.

                                 July 31, 2007



VIA FAX AND FEDERAL EXPRESS
---------------------------

Salton, Inc.
1955 W. Field Court
Lake Forest, IL  60045
Attention:

SFP Merger Sub, Inc.
c/o Salton, Inc.
1955 W. Field Court
Lake Forest, IL  60045
Attention:


                   NOTICE OF TERMINATION OF MERGER AGREEMENT
                   -----------------------------------------

Ladies & Gentlemen:

        Reference is made to that certain Agreement and Plan of Merger, dated as of February 7, 2007 (the "MERGER AGREEMENT"), by and among Salton, Inc., SFP Merger Sub, Inc., and APN Holding Company, Inc. By this notice, APN Holding Company, Inc. hereby terminates the Merger Agreement pursuant to Section 8.1(e) of the Merger Agreement.

                                             Very truly yours,

                                             APN HOLDING COMPANY, INC.


                                             By: /s/ Philip A. Falcone
                                                 ----------------------
                                                 Philip A. Falcone
                                                 Vice President and
                                                 Senior Managing Director


cc:   Sonnenschein Nath & Rosenthal LLP
      7800 Sears Tower, 233 South Wacker Drive
      Chicago, IL  60606-6404
      Attention:  Neal Aizenstein

      Mr. William Lutz
      Salton, Inc.
      1955 W. Field Court
      Lake Forest, IL  60045